Exhibit 10.9

LOAN AGREEMENT

Between:

DSG Global Inc.
214 – 5455 152nd Street
Surrey, BC, V3S 5A5
(The “Borrower”)

And

Westergaard Holdings Ltd.
12757 – 54 Avenue
Surrey, BC, V3X 3C1
(The “Lender”)

DSG Global Inc. (“DSG”) is desirous of borrowing funds and Westergaard Holdings Ltd. (“PL”) is desirous of lending funds, the parties hereby agree as follows:

1.	DSG has client(s) who have ordered product from DSG. Said product has been

a.	Delivered to the client(s) and has been installed, or

b.	Will be delivered to the client(s) and will be installed within 30 days of the date of this agreement

2.	DSG’s clients are obligated to pay DSG for said product immediately upon completion of installation of said product.

3.
In the event that WHL agrees to lend funds to DSG, it is agreed by all parties that any/all payments received from clients with respect to purchase and installation of DSG product will be paid to WHL until the entire amount of the loan has been paid in full.

Terms of Loan:

1.	WHL hereby agrees to lend and DSG agrees to borrow the amount of One Hundred and Twenty Thousand ($120,000.00) dollars Canadian.

2.	Interest — no interest will be charged by WHL.

3.	Final Due Date – July 6, 2016

4.	Fees – DSG agrees to pay “fees for service” to WHL as follows:

a.	DSG agrees to pay WHL a fee for service equal to 5.0 of the amount of the loan or $6,000 if the loan is paid in full, including fees, on or before May 6, 2016.
b.	DSG agrees to pay WHL a fee for service equal to 10.0% of the amount of the original loan, or $12,000 if the loan is paid in full, including fees, between May 7, 2016 and June 5, 2016
c.	DSG agrees to pay WHL a fee for service equal to 20.0% of the amount of the original loan, or $24,000 if the loan is paid in full, including fees, between June 6, 2016 and July 5, 2016.
d.	DSG agrees to pay partial payments toward the principal amount of loan and fees charges as funds are received from clients.
e.
DSG agrees that fees will be charged on the initial amount of the loan and will escalate as stated in a, b & c above until such time as entire amount of the loan, along with attributable fees have been paid to WHL.

Promise to Pay:

DSG Global Inc. hereby promises to pay WHL the principal amount of One Hundred and Twenty Thousand ($120,000) Dollars plus fees as set out in 3. a, b, c, d & e above.

Dated this 6 day of April in the City of Surrey, BC.

SIGNED, SEALED AND DELIVERED
By DSG Global Inc. in the presence of:

/s/ Denise Beaudoin
Name:  Denise Beaudoin
Address:  214-5455 152nd Street
   Surrey, BC, V3S 5A5

DSG Global Inc. by its Authorized Signatory

/s/ Robert Silzer
Robert Silzer Sr.

AGREEMENT

Between:

DSG Global Inc.	Robert Silzer Sr.
214 - 5455 152nd Street	214 - 5455 152nd Street
Surrey, BC V3S 5A5	Surrey, BC V3S SAS
(The “Borrower)	(The “President of DSG Global Inc.)

Denise Beaudoin
214 - 5455 152nd Street
Surrey, BC V3S 5A5
(The “Comptroller for DSG Global Inc.)

And

Westergaard Holdings Ltd.
12757-54 Avenue
Surrey, BC V3X 3C1
(The “Lender”)

Whereas:

Westergaard Holdings Ltd. (“WHL”) is advancing loan proceeds to DSG Global Inc. (“DSG”) based upon information provided by DSG that sufficient funds will flow from clients who have purchased DSG’s product to retire WHL’s loan and service fees within the next 90 days.

It is hereby understood and agreed by all parties that DSG, Robert Silzer Sr. and Denise Beaudoin will ensure that upon receipt of any/all funds resulting from the sale or lease of DSG’s product, all said funds will be paid to WHL for purposes of retiring the loan advanced by, along with all service fees attributed to said loan, until such time as the loan and attributable service fees have been in full.

Dated thirty of April in the City of Surrey, BC

DSG Global Inc. by its Authorized Signatory

/s/ Robert Silzer
Robert Silzer Sr.

/s/ Robert Silzer
Robert Silzer Sr. – President

/s/ Denise Beaudoin
Denise Beaudoin - Comptroller